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                                                                    EXHIBIT 21.1

                           ACTIVE VOICE CORPORATION
                          SUBSIDIARIES OF REGISTRANT
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                                                                                   Name Under Which
                                                                                 Subsidiary is Doing
      Name of Subsidiary                         Jurisdiction                         Business
      ------------------                         ------------                 ----------------------
Active Voice International Corp.         St. Thomas, US. Virgin Island                    N/A
Active Voice Canada Ltd.                 Ontario, Canada                                  N/A
Pronexus, Inc.                           Ontario, Canada                                  N/A
Active Voice B.V.                        Maarssenbroek, The Netherlands                   N/A
Active Voice (UK) Limited                England                                          N/A
Active Voice Australia Pty Ltd.          Victoria, Australia                              N/A
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